Exhibit (c)(iv)

Confidential—Preliminary Draft Confidential Treatment Requested. Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment. Project Everest Special Committee Discussion Materials August 31, 2023 Evercore

Confidential – Preliminary Draft Project Everest Process Update and Next Steps Completed outreach to 8 parties 8 NDAs signed Management meetings scheduled with all 8 parties and completed with 7 Presentation materials reviewed by the Special Committee and Evercore Materials excluded financial forecasts Received inbound from on 8/26 Process Update Financial Forecast Provide feedback and approve updated model (and Financial Supplement packet) Review informal bidder feedback and decide next steps Evercore to present an overview of certain potential strategic alternatives and preliminary valuation perspectives Next Steps: Special Committee Status of Management Meetings First draft provided by management reviewed by Evercore Forecast walkthrough and Q&A session with CFO on 8/21 Revised draft received on 8/27 and discussed with CFO on 8/28 Outstanding model / forecast information: Longer-term financial model bridging to “steady state” growth and margins Tax basis analysis (currently being conducted by Deloitte) Segment breakdown of certain line items (e.g. Intangible Amortization) Next Steps: Potential Bidders Distribute model (and Financial Supplement packet) Model diligence calls with engaged bidders Informal feedback calls to gauge interest 2

Confidential – Preliminary Draft

Everest Management Financial Forecast – Evercore's Observations

- **Forecasts assume Everest remains a standalone public company and a single business with two segments**
- **Key growth levers described in the management presentation appear to have been incorporated**
- **Forecast is provided at a business and segment level, with key financial line items (e.g., GP, S&M, R&D, G&A, D&A) by business**
  - Management provided voiceover basis for allocation of corporate overhead: 55% to enterprise, 45% to SMB
- **Financial forecast projected through 2027, where the company is not yet at a "steady state"**
  - Everest grows at 20%+ in 2027; Management to provide longer-term forecast to Evercore for valuation purposes
  - WholeCo EBITDA margins are at 31% in 2027—in line with management's long-term targets of 30%+
- **The SMB segment grows at a 25% CAGR between 2023 and 2027; EBITDA margins improve from 33% to 41% over same period[1]**
  - Growth driven by new customers from larger group practices, further penetration of RCM, and growth into "Tier 1" and outpatient specialties
  - Forecast incorporates price increases in 2024 and 2026 and operating leverage from favorable net take rates from Stripe partnership as volumes grow
  - Luminello, which expands Everest's capabilities deeper into the psychiatric segment, expected to reach ~4.5k customers and contribute ~$10mm of revenue (1.1% of WholeCo total) by year-end 2027
- **The Enterprise segment grows at a 23% CAGR between 2023 and 2027; EBITDA margins improve from 4% to 18% over same period[1]**
  - Growth from further penetration of the insurance and consumer finance verticals and new logo wins displacing legacy on-prem solutions
  - Deceleration in revenue growth in 2H'23 on account of the HealthPay24 divestiture and down-sell of a large client, followed by re-acceleration in 2024
  - Margins benefit from residuals management (buyout of less active partners and targeting lower payouts)

Potential Upside & Cost Saves

- ~$9mm (growing to ~$12mm in 2027) of public company costs in a take-private
- ~$5mm of avoidable corporate costs in a separation of Enterprise and SMB
  - Offset by modest incremental separation costs from upskilling certain leadership positions
  - Logistics of separation aided by relatively standalone operational teams
- Tax savings - awaiting Deloitte feedback on tax impact analysis
- Align management and capital allocation to distinct growth drivers of each division

Potential Risks to Forecast

- TAM saturation in core markets, especially in Behavioral Health, which could impact SMB growth
- Payments take rate compression (vs. the expansion modeled) driven by competition
- Increased churn from price increases in 2024 and 2026
- Elevated residuals in the Enterprise segment
- Ability to execute on growth initiatives in new verticals while maintaining sales efficiency and low CAC

EVERCORE 3 Project Everest

Source: Management estimates
1. Burdened by allocation of corporate overhead (55% to Enterprise, 45% to SMB, per discussion with management)

Confidential – Preliminary Draft

Everest Management Financial Forecast – Key Preliminary Takeaways from Benchmarking

1 Projected performance appears to follow historical trends generally

- There were no material "hockey stick" changes in the model KPI drivers or meaningful unexplained degradation vs trends
- Deviations from trends were explained by in-flight initiatives (e.g., residual buyout, one-time pricing study, price increases, shared services leverage, etc.)

2 The forecast is broadly in-line with analyst consensus estimates

- 2023E revenue (by segment & WholeCo), gross profit, and EBITDA are generally in line with consensus and management's guide
- 2024E and 2025E revenue (by segment & WholeCo) are generally in line with consensus – noting that relatively few analysts currently forecast 2025E
- Management forecasts EBITDA outperformance vs. consensus in '24E and '25E from operating leverage, driven by G&A improvements from build-out of shared services and Enterprise pricing/packaging study
  - Management expects to guide '24E financials during the full-year earnings release in February 2024

3 Growth and margins appear to be reasonable vs. selected trading peers[1]

- Everest segments and WholeCo projected to grow roughly in-line with or above selected peers
  - '23E - '24E growth deceleration: Everest Enterprise (~120bps) vs peers (~250bps) and Everest SMB (~320bps) vs peers (~370bps)
- While Enterprise margins are projected to be below peers (with expansion expected), SMB currently delivers margins in-line with peers[2]
  - '23E – '24E EBITDA margin expansion: Everest Enterprise (~300bps) vs peers (~530bps) and Everest SMB (~240bps) vs peers (90bps)

Source: Company filings, Management estimates
1. Enterprise peers include ACI Worldwide, Avidxchange, Flywire, Paymentus, and Payoneer. SMB peers include Bill, Definitive Healthcare, Doximity, Evercommerce, Paycor, Paylocity, Phreesia, and Weave. All of the aforementioned peers are used as WholeCo peers.
2. Comparison is post-illustrative allocation of Everest corporate overhead

EVERCORE 4 Project Everest

Confidential – Preliminary Draft Illustrative Revenue Bridge ($ in millions) Enterprise SMB WholeCo ‘23E—‘25E CAGR: 23.1% 26.9% 25.4% ‘25E—‘27E CAGR: 22.7% 22.8% 22.8% CAGR SMB1 2023E 2025E 2027E ‘23E—‘25E ‘25E—‘27E Avg. Accounts 108,940 147,944 200,622 16.5% 16.4% Clinician ARPU $852 $993 $1,044 8.0% 2.5% Avg. Transaction Size $114 $115 $118 0.6% 1.0% Take Rate 1.15% 1.20% 1.20% 5 bps2—2 RCM Volume ($mm) $16 $112 $465 NM NM Insurance Claims (mm) 35.1 46.4 57.8 15.0% 11.6% 3,291 14.3% 12.7% 139,950 5.3% 5.0% 53.0% 288 bps2 337 bps2 $1.21 1.5% 1.5% 306045-005-Part-2 16Nov23 12:29 Page 24 Project Everest

Confidential – Preliminary Draft Illustrative EBITDA Bridge ($ in millions) SMB 1 2023E 2025E 2027E Gross Margin 78.7% 79.8% 81.1% S&M % Rev. 19.3% 19.4% 18.7% R&D % Rev. 17.8% 16.7% 16.3% G&A % Rev. 4.3% 3.4% 2.7% EBITDA Margin (Pre-alloc.) 38.6% 42.1% 45.6% Corp. Overhead Alloc. % Rev. 6.1% 5.4% 4.7% EBITDA Margin (Post-alloc.) 32.5% 36.8% 40.9% Enterprise2 Gross Margin 81.3% 81.6% 82.6% Residuals % Rev. 23.9% 20.6% 17.9% S&M % Rev. 23.5% 21.8% 20.3% R&D % Rev. 14.7% 15.4% 15.0% 4.0% 6.6% 8.4% 8.1% 3 6.8% 1.1% 306045-005-Part-2 16Nov23 12:29 Page 25 Project Everest

Confidential – Preliminary Draft Financial Overview – Everest WholeCo Historical & Management Forecast ($ in millions) Revenue ‘21A—‘23E CAGR: 34.3% ‘23E—‘27E CAGR: 24.0% $886 CY23 Guide: $726 $376.5—$379.0 $588 $469 41.4% $293 $374 41.6% 25.4% 25.3% 23.4% 22.1% $208 27.6% 2021A 2022A 2023E 2024E 2025E 2026E 2027E Revenue Revenue Growth EBITDA ‘21A—‘23E CAGR: 53.7% ‘23E—‘27E CAGR: 39.8% $276 CY23 Guide: $205 $69.5—$70.5 $149 $106 28.2% 31.1% $72 25.3% $31 $48 22.5% 14.7% 16.5% 19.3% 2021A 2022A 2023E 2024E 2025E 2026E 2027E EBITDA EBITDA Margin Source: Company filings, Management estimates Note: 2021A-2023E figures pro forma for sale of HealthPay 306045-005-Part-2 16Nov23 12:29 Page 26 Project Everest 7

Confidential – Preliminary Draft Financial Overview – Everest Enterprise Historical & Management Forecast ($ in millions) Revenue ‘21A—‘23E CAGR: 26.3% ‘23E—‘27E CAGR: 22.9% $359 $294 $239 $192 $128 $157 $99 21.9% 24.3% 23.2% 22.1% 29.7% 17.4% 23.1% 2021A 2022A 2023E 2024E 2025E 2026E 2027E Revenue Revenue Growth EBITDA1 ‘21A—‘23E CAGR: 1.9%2 ‘23E—‘27E CAGR: 76.7%2 $95 $69 30 $49 26 $34 $14 23 $18 $23 7.2% 4.2% 65 6.5% 2.5% 20 43 26 8 15 16 18.1% 14 10.7% 14.6% 6 3 7 2021A 2022A 2023E 2024E 2025E 2026E 2027E EBITDA (Post-Allocation) Allocation of Corporate Overhead EBITDA Margin (Post-Allocation) InvoiceCloud % of Enterprise Revenue 71.8% 74.9% 78.1% 80.9% 82.2% 83.4% 84.2% 306045-005-Part-2 16Nov23 12:29 Page 27 Project Everest 8 Source: Company filings, Management estimates Note: 2021A-2023E figures pro forma for sale of HealthPay 1. 55% of allocatable corporate overhead (total overhead less $5mm duplicative costs) allocated to segment per management 2. CAGRs calculated post-allocation of corporate overhead

Confidential – Preliminary Draft Financial Overview – Everest SMB Historical & Management Forecast ($ in millions) Revenue ‘21A—‘23E CAGR: 41.1% ‘23E—‘27E CAGR: 24.9% $527 $432 73.9% 51.9% $350 $277 $217 $165 27.9% 26.0% 23.6% 22.1% $109 31.1% 2021A 2022A 2023E 2024E 2025E 2026E 2027E Revenue Revenue Growth EBITDA1 ‘21A—‘23E CAGR: 55.8%2 ‘23E—‘27E CAGR: 32.2%2 $241 $188 25 $147 21 $113 19 129 167 216 $35 $62 $84 16 26.7% 29.8% 13 38.6% 40.9% 34.9% 36.8% 12 32.5% 6 97 49 71 29 2021A 2022A 2023E 2024E 2025E 2026E 2027E EBITDA (Post-Allocation) Allocation of Corporate Overhead EBITDA Margin (Post-Allocation) Source: Company filings, Management estimates 1. 45% of allocatable corporate overhead (total overhead less $5mm duplicative costs) allocated to segment per management 2. CAGRs calculated post-allocation of corporate overhead

Confidential – Preliminary Draft Comparison of Management Forecast to Consensus ($ in millions) Revenue in the model generally in-line with consensus but there is a paucity of Street estimates for 2025 WholeCo Revenue Enterprise Revenue SMB Revenue $600 $250 $350 $350 $350 $588 $585 $239 $550 $233 $225 $300 $500 $200 $277 $469 $270 $468 $195 $450 $192 $250 $175 $400 $378 CY23 Guide: $164 $217 $374 $376.5—$379.0 $157 $215 $381mm (incl. HealthPay) $164mm (incl. HealthPay) $350 $150 $200 CY23E CY24E CY25E CY23E CY24E CY25E2 CY23E CY24E CY25E # Estimates: 11 11 4 4 4 1 4 4 1 Broker Min. Broker 1st Broker Median Broker 3rd Broker Max. Management X Quartile Quartile 306045-005-Part-2 16Nov23 12:29 Page 29 Project Everest 10 Source: Management estimates, FactSet (8/18/23) Note: 2023 Management figures are pro forma to remove impact of HealthPay from full year

Confidential – Preliminary Draft Comparison of Management Forecast to Consensus (Cont’d) ($ in millions) 2024 and 2025 model EBITDA exceed consensus figures (explained largely by operating leverage in 2024 and paucity of broker estimates in 2025) Gross Profit Adj. EBITDA Adj. EBIT Gross Profit $475 $474 $464 $425 $375 $375 $367 $325 $299 $299 $275 $303mm (incl. HealthPay) CY23E CY24E CY25E1 # Estimates: 8 8 2 Adj. EBITDA $150 $149 $125 $118 $106 $100 $90 $75 $72 CY23 Guide: $70 $69.5—$70.5 $73mm (incl. HealthPay) $50 CY23E CY24E CY25E2 11 11 4 Adj. EBIT $150 $140 $125 $108 $100 $99 $81 $75 $ $68 66 $69mm (incl. HealthPay) $50 CY23E CY24E CY25E1 5 5 2 Broker Min. Broker 1st Broker Median Broker 3rd Broker Max. Management X Quartile Quartile 306045-005-Part-2 16Nov23 12:29 Page 30 Project Everest 11 Source: Management estimates, FactSet (8/18/23) Note: 2023 Management figures are pro forma to remove impact of HealthPay from full year

Confidential – Preliminary Draft Everest – Operational Benchmarking Everest, Flywire, Payoneer, Definitive, Doximity presented on a net revenue basis; other companies presented on a gross revenue basis Median: 21.8% Median: 19.4% 36.1% 37.6% 36.0% 31.1% 27.2% 26.9% 27.6% 24.5% Revenue 23.1% 21.9% 21.8% Growth 16.9% 16.8% 2023E 12.2% 12.6% 10.9% 2.2% Everes an verest SM ea . Everest Enterpri WholeCo Mgmt. Median: 19.3% Median: 15.7% 27.9% 27.6% 25.4% 24.4% 23.5% 23.6% 21.9% 20.4% 19.5% Revenue 19.3% 16.9% Growth 14.5% 13.5% 14.2% 2024E 13.5% 11.7% 6.6% Everes an Everest SM ty Comm. Everest Enterpri WholeCo Mgmt. 306045-005-Part-2 16Nov23 12:29 Page 31 Project Everest 12 Source: Company filings, FactSet (8/18/23) Note: Everest based on Management projections except where indicated as Consensus; Everest figures pro forma for sale of HealthPay

Confidential – Preliminary Draft Everest – Operational Benchmarking (Cont’d) Everest, Flywire, Payoneer, Definitive, Doximity presented on a net revenue basis; other companies presented on a gross revenue basis Median: 67.9% Median: 71.0% 100.0% 93.6% 89.9% 85.2% 85.7% 81.3% 78.7% 79.0% 79.8% 73.1% Gross 67.9% 68.9% 65.8% 65.0% 67.9% Margin 50.7% 2023E 30.8% Median: 68.8% Median: 71.4% 100.0% 95.0% 88.7% 84.2% 87.6% 81.0% 79.1% 73.5% 78.5% 79.9% Gross 68.8% 69.3% 66.1% 65.3% 68.1% Margin 52.0% 2024E 31.9% 306045-005-Part-2 16Nov23 12:29 Page 32 Project Everest 13 Source: Company filings, FactSet (8/18/23) Note: Everest based on Management projections except where indicated as Consensus; Everest figures pro forma for sale of HealthPay

Confidential – Preliminary Draft Everest – Operational Benchmarking (Cont’d) Everest, Flywire, Payoneer, Definitive, Doximity presented on a net revenue basis; other companies presented on a gross revenue basis Median: 13.9% Median: 28.9% 43.7% Adj. 32.5% 32.6% 30.1% 27.8% EBITDA 26.7% 24.1% Margin 21.2% 2023E 18.5% 19.3% 13.9% 13.1% 4.2% 7.2% 2.1% NM NM Everes A Everest SM i Comm. Everest Enterpri WholeCo Mgmt. Median: 19.2% Median: 29.8% 43.8% Adj. 34.9% 33.3% 31.0% EBITDA 28.5% 27.1% 24.3% Margin 21.8% 22.5% 19.2% 19.2% 2024E 15.2% 9.0% 7.7% 7.2% NM NM Everes A Everest SM i Comm. Everest Enterpri WholeCo Mgmt. 306045-005-Part-2 16Nov23 12:29 Page 33 Project Everest 14 Source: Company filings, FactSet (8/18/23) Note: Everest based on Management projections except where indicated as Consensus; Everest figures pro forma for sale of HealthPay

Confidential – Preliminary Draft Everest – Operational Benchmarking (Cont’d) Everest, Flywire, Payoneer, Definitive, Doximity presented on a net revenue basis; other companies presented on a gross revenue basis Median: 8.1% Median: 13.9% 29.6% SBC % 20.5% of 18.5% ~12% in Revenue 2027E1 ~9% in ~7% in 12.5% 14.2% 12.0% 13.7% 2027E 2024 10.4% 10.6% 2027E2 10.0% 8.1% 7.3% 5.4% 5.2% 4.3% 1.9% 1.5% Source: Company filings, FactSet (8/18/23) Note: Everest based on Management projections except where indicated as Consensus Note: SBC for Everest Enterprise and SMB segments pro-rated from WholeCo SBC by annual average employee headcount; confirming reasonableness of allocation assumption with Everest 1. Enterprise based on 33% of ’23E WholeCo SBC (per management), grown in line with Enterprise headcount, with 55% corporate SBC allocation 2. SMB based on 24% of ’23E WholeCo SBC (per management), grown in line with SMB headcount, with 45% corporate SBC allocation 306045-005-Part-2 16Nov23 12:29 Page 34 Project Everest 15

Confidential – Preliminary Draft

Operating Metrics Overview – Everest SMB

	2021A	2022A	2023E	2024E	2025E	2026E	2027E	CAGR
New Net Accounts (% of beginning)	48.5%	35.9%	30.1%	27.0%	27.3%	27.8%	25.3%	
Churn Rate	(9.7%)	(11.5%)	(10.7%)	(11.4%)	(11.4%)	(10.4%)	(10.1%)	
Clinicians / Customer	1.62	1.61	1.63	1.64	1.67	1.68	1.70	'21A - '23E: 0.3% '23E - '27E: 1.1%
Clinician ARPU	$685	$822	$852	$936	$993	$1,043	$1,044	'21A - '23E: 11.5% '23E - '27E: 5.2%
# of Appts. / Clinician	564	539	535	534	534	535	535	'21A - '23E: (2.6%) '23E - '27E: 0.0%
Transactions / Appt.	0.39	0.45	0.46	0.48	0.48	0.49	0.49	'21A - '23E: 8.8% '23E - '27E: 1.2%
Average Transaction Size	$111	$112	$114	$114	$115	$116	$118	'21A - '23E: 1.5% '23E - '27E: 0.8%
Take Rate	1.08%	1.03%	1.15%	1.18%	1.20%	1.20%	1.20%	'21A - '23E: 3.0% '23E - '27E: 1.1%

EVERCORE 16 Project Everest

Source: Management estimates
Note: Metrics do not include Luminello, RCM, and insurance opportunities

Confidential – Preliminary Draft Operating Metrics Overview – InvoiceCloud 2021A 2022A 2023E 2024E 2025E 2026E 2027E CAGR New Net 24.2% 20.4% Accounts 15.8% 14.0% 13.4% 12.6% 12.2% (% of beginning) 2021A 2022A 2023E 2024E 2025E 2026E 2027E Subscription $2,067 $2,267 ‘21A—‘23E: 2.0% $1,681 $1,867 ARPU $1,273 $1,309 $1,325 ‘23E—‘27E: 14.4% 2021A 2022A 2023E 2024E 2025E 2026E 2027E Invoices / 119 118 118 127 134 140 114 Customer ‘21A—‘23E: (1.8%) ‘23E—‘27E: 5.2% (Thousands) 2021A 2022A 2023E 2024E 2025E 2026E 2027E 46.7% 48.5% 49.6% 51.3% 53.0% Digital Adoption 39.8% 43.2% ’21A—’23E: +690bps Rate ’23E—’27E: +630bps 2021A 2022A 2023E 2024E 2025E 2026E 2027E Revenue per ‘21A—‘23E: 3.1% $1.17 $1.19 $1.21 Payment $1.14 $1.16 ‘23E—‘27E: 1.5% $1.07 $1.09 2021A 2022A 2023E 2024E 2025E 2026E 2027E 306045-005-Part-2 16Nov23 12:29 Page 36 Project Everest 17 Source: Management estimates Note: Represents InvoiceCloud only because the business represents ~70-80% of Enterprise segment revenue

Confidential – Preliminary Draft Project Everest Project Everest – Management Presentation Takeaways (Week of 8/21 & 8/29) & Starting the week of August 21st, the Everest team hosted management presentations with potentially interested parties ( (virtual): Tone was highly engaged and complimentary; asked many questions particularly regarding SimplePractice, with a focus on growth, GTM, and customer conversion and retention trends ( (virtual): Very engaged, interjected with questions early on in the presentation; most focused on SimplePractice competitors / market penetration strategy and growth drivers; noted they would “run the business exactly the same way” ( (in-person / virtual): Conversation was positive and indicated they would dive into the model and circle back; largely asked questions around growth goals and strategy, customer gross retention and potential business partners ( (in-person / virtual): Highly engaged both in the room and on Zoom; interested in GTM and acquisition opportunities; questions focused on SimplePractice customer base, integration strategy and macro / TAM trends ( (virtual): and spoke almost exclusively for the first hour; seemed much more focused on SMB; questions focused on retention / churn drivers, customer profiles / cohorts and ARPU growth ( (virtual): Very engaged with questions from both the Healthcare and FinTech angles; focused on product and market expansion in the SMB vertical and growth opportunities, as well as positioning / competitive differentiation in the Enterprise segment. Said Everest was a “strong product with amazing momentum” ( (virtual): In “listen” mode for the first hour. and team walked through the story. asked about differentiation, go-to-market motion, areas for investment, and positioning in SMB, and the characteristics of the partnership channel in Enterprise & One additional meeting currently scheduled: (9/14) & What are conversion / retention rates for SimplePractice? & Is SimplePractice replacing another service / competitor for new customers? What does it offer that peers don’t? & What is a typical customer account size / profile? & How is inorganic growth factoring into GTM strategies for new verticals (e.g., managed care, outpatient services)? & How easy would it be to separate the two businesses? What are shared services / support teams? Frequent Questions & SimplePractice growth / go-to-market strategies & SMB competitive landscape / SimplePractice advantages & Capital allocation (M&A vs. R&D) to drive market penetration & CAC / customer retention drivers / churn rates & ESMT vertical integration potential & Dis-synergies / considerations for separation of businesses Recurring Themes 18 [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***]

These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Everest to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.